EXHIBIT 10.30


                              CARVER BANCORP, INC.
                             RETIREMENT INCOME PLAN

                           (EFFECTIVE JANUARY 1, 1994)

                                    AMENDMENT



1. Section XIII - Effective March 28, 2005, Section 13.7(G) shall be amended to read in its entirety as follows:



         (1) Notwithstanding any other provision in the Plan to the contrary, if the Value of a Participant's nonforfeitable retirement income at his Termination of Employment, retirement or death prior to the commencement of payments is $3,500 (and, effective January 1, 1998, $5,000) or less, the Plan Administrator shall authorize a lump sum payment of such Value in lieu of all future payments. On a form prescribed by the Plan Administrator, the Participant may elect to have this payment made either in a distribution directly to the Participant or in a direct rollover pursuant to Section 8.4, subject to the conditions thereof.

         (2) If the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly and such distribution would constitute a Mandatory Distribution, then the Plan Administrator will pay the distribution in a direct rollover to an Individual Retirement Plan designated by the Plan Administrator; provided however, that any Mandatory Distribution not in excess of $1,000 may be distributed directly to the Participant. To the extent necessary to satisfy Section 401(a)(31)(B) of the Code, any such rollover to an Individual Retirement Plan that is maintained by the Employer or any Affiliate shall satisfy the following conditions:

                  (a) The Individual Retirement Plan is established and maintained for the exclusive benefit of the Individual Retirement Plan account holder, his or her spouse or their beneficiaries.

                  (b) The terms of the Individual Retirement Plan, including the fees and expenses for establishing and maintaining the Individual Retirement Plan, are no less favorable than those available to comparable Individual Retirement Plans established for reasons other than the receipt of a Mandatory Distribution or any other distribution made in accordance with
                           Section 401(a)(31)(B) of the Code.

                  (c) In connection with the distribution of rolled-over funds to an Individual Retirement Plan, the Plan Administrator or other named fiduciary enters into a written agreement with an Individual Retirement Plan provider that provides:

                           (i) The Mandatory Distribution is invested in an Eligible Investment Product.

                           (ii) The rate of return or the investment performance of the Individual Retirement Plan investment(s) is no less favorable than the rate of return or investment performance of an identical investment(s) that could have been made at the same time by comparable Individual Retirement Plans established for reasons other than the receipt of a Mandatory Distribution or any other distribution made in accordance with
                                    Section 401(a)(31)(B) of the Code.

                           (iii) The Individual Retirement Plan does not pay a sales commission in connection with the acquisition of an Eligible Investment Product.

                           (iv) The Participant on whose behalf the Plan Administrator or other named fiduciary makes an automatic rollover shall have the right to enforce the terms of the contractual agreement establishing the Individual Retirement Plan, with regard to his or her rolled-over funds, against the Individual Retirement Plan Provider.

                           (v) The Individual Retirement Plan account holder may, within a reasonable period of time after his or her request and without penalty to the principal amount of the investment, transfer his Individual Retirement Plan balance to a different investment offered by the Individual Retirement Plan Provider, or transfer his Individual Retirement Plan balance to an Individual Retirement Plan sponsored at a different financial institution.

                           (vi)     (A)      Fees and expenses attendant to the
                                             Individual Retirement Plan,
                                             including the investment of the
                                             assets of such plan, (e.g.,
                                             establishment charges, maintenance
                                             fees, investment expenses,
                                             termination costs, and surrender
                                             charges) shall not exceed the fees
                                             and expenses charged by the
                                             Individual Retirement Plan Provider
                                             for comparable Individual
                                             Retirement Plans established for
                                             reasons other than the receipt of a
                                             Mandatory Distribution or any other
                                             distribution made in accordance
                                             with Section 401(a)(31)(B) of the
                                             Code;

                                    (B)      Fees and expenses attendant to the
                                             Individual Retirement Plan, with
                                             the exception of establishment
                                             charges, may be charged only
                                             against the income earned by the
                                             Individual Retirement Plan; and

                                    (C)      Fees and expenses are not in excess
                                             of reasonable compensation with the
                                             meaning of Section 4975(d)(2) of
                                             the Code.

                  (d) Participants have been furnished a summary plan description, or a summary of material modifications, that describes the Plan's automatic rollover provisions effectuating the requirements of Section 401(a)(31)(B) of the Code, including an explanation that the mandatory distribution will be invested in an investment product designed to preserve principal and provide a reasonable rate of return and liquidity, a statement indicating how fees and expenses attendant to the Individual Retirement Plan will be allocated (I.E., the extent to which expense will be borne by the account holder alone or shared with the distributing plan or plan sponsor), and the name, address and phone number of a plan contact (to the extent not otherwise provided in the summary plan description or summary of material modifications) for further information concerning the plan's automatic rollover provisions, the Individual Retirement Plan provider and the fees and expenses attendant to the Individual Retirement Plan; and

                  (e) The Individual Retirement Plan Provider shall maintain or cause to be maintained for a period of six (6) years from the date of each Mandatory Distribution the records necessary to enable the persons described in Section 13.7(G)(2)(f) to determine whether the applicable conditions of this exemption have been met. Such records must be readily available to assure accessibility by the persons identified in Section 13.7(G)(2)(f).

                  (f) The records referred to in Section 13.7(G)(2)(e) are unconditionally available at their customary location for examination during normal business hours by --

                           (i)      Any duly authorized employee or
                                    representative of the Department of Labor or the Internal Revenue Service; and

                           (ii)     Any account holder of an Individual
                                    Retirement Plan established pursuant to this exemption, or any duly authorized representative of such account holder.

                  (g) The term "Eligible Investment Product" means an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity. For this purpose, the product must be offered by a Regulated Financial Institution and shall seek to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the product by the Individual Retirement Plan. Such term includes money market funds maintained by registered investment companies, and interest-bearing savings accounts and certificates of deposit of a bank or similar financial institution. In addition, the term includes "stable value products" issued by a financial institution that are fully benefit-responsive to the Individual Retirement Plan account holder, I.E., that provide a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations or transfers initiated by the Individual Retirement Plan account holder exercising his or her right to withdraw or transfer funds under the terms of an arrangement that does not include substantial restrictions to the account holder's access to the Individual Retirement Plan's assets.

                  (h) The term "Individual Retirement Plan" means any Eligible Retirement Plan that is an individual retirement account or individual retirement annuity described in Sections 408(a) and (b) of the Code.

                  (i) The term "Mandatory Distribution" means any cash-out pursuant to Section 13.7(G)(1) that is to be made on or after March 28, 2005 and before the Participant has attained his Normal Retirement Date (or the date of he attains age 62, if later) in accordance with
                           Section 401(a)(31)(B) of the Code.

                  (j) The term "Regulated Financial Institution" means an entity that: (i) Is subject to state or federal regulation, and (ii) is a bank or savings association, the deposits of which are insured by the Federal Deposit Insurance Corporation; a credit union, the member accounts of which are insured within the meaning of section 101(7) of the Federal Credit Union Act; an insurance company, the products of which are protected by state guaranty associations; or an investment company registered under the Investment Company Act of 1940.

         (3) For purposes of this paragraph (G), Value means the actuarially equivalent value of the normal form of retirement income payable in the form of a lump sum. Prior to January 1, 2000, the value shall be based upon the PBGC immediate annuity interest rate in effect three (3) months prior to the Participant's Termination of Employment, retirement or death (or, if lesser, the interest rate which would be used as of the date of the distribution by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination) and the UP-1984 Mortality Table. Effective January 1, 2000, except as otherwise provided in Table A, the value shall be calculated as of the date of distribution using the GATT Applicable Mortality Table and the GATT Applicable Interest Rate, both as set forth in Table A.

         (4) In the case of benefits payable in the form of a Preretirement Spouse Benefit under Section IX or a Joint and Survivor form under Section 7.1 or a Contingent Pensioner Option as described in Section 8.1, with the Participant's Spouse as beneficiary, if the present value of the nonforfeitable Accrued Benefit at the time of any distribution exceeds three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), the present value of the Accrued Benefit at any subsequent time will be deemed to exceed three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)). In addition, if the Participant has begun to receive distributions pursuant to a form of benefits under which at least one scheduled periodic distribution is still payable, and the present value of the Participant's nonforfeitable Accrued Benefit exceeded the three thousand five hundred dollar ($3,500) (and effective January 1, 1998, five thousand dollar ($5,000)) cash out limit at the time of the first distribution under that optional form, the present value of the Accrued Benefit at any subsequent time will be deemed to exceed three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)). In all other cases, if the present value of a Participant's nonforfeitable Accrued Benefit determined at the time of any distribution, is equal to or less than three thousand five hundred dollars ($3,500) (and effective January 1, 1998, five thousand dollars ($5,000)), such Participant, or if applicable, a deceased Participant's beneficiary, shall automatically receive a distribution of the full present value of the nonforfeitable Accrued Benefit. Such determination shall be made without regard to the present value of the Participant's benefit at the time of any earlier distribution.

         (5) If the Value of a Participant's nonforfeitable retirement income at his Termination of Employment, retirement or death prior to commencement of payments is $0, the Participant or, if applicable, his Beneficiary, shall be deemed to have received a lump sum payment of the vested nonforfeitable retirement income.